Exhibit 10.1

Securities Purchase Agreement

This Securities Purchase Agreement (this “Agreement”), dated as of February 10, 2015, is entered into by and between Vape Holdings, Inc., a Delaware corporation (“Company”), and Redwood Management, LCC, a Florida limited liability company, its successors and/or assigns (“Investor”).

A.       Company and Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”).

B.       Investor desires to purchase and Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, an Unsecured Convertible Promissory Note, in the form attached hereto as Exhibit A, in the original principal amount of $2,000,000.00 (the “Note”), convertible into shares of common stock, $0.00001 par value per share, of Company (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in such Note.

C.       This Agreement, the Note, the Investor Note (as defined below) and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, are collectively referred to herein as the “Transaction Documents”.

D.       For purposes of this Agreement: “Conversion Shares” means all shares of Common Stock issuable upon conversion of all or any portion of the Note; and “Securities” means the Note and the Conversion Shares.

NOW, THEREFORE, Company and Investor hereby agree as follows:

1.       Purchase and Sale of Securities.

1.1.       Purchase of Securities. Company shall issue and sell to Investor and Investor agrees to purchase from Company the Note. In consideration thereof, Investor shall pay (i) the amount designated as the initial cash purchase price on Investor’s signature page to this Agreement (the “ Initial Cash Purchase Price”), and (ii) issue to Company the Investor Note (the sum of the initial principal amount of the Investor Note, toge.ther with the Initial Cash Purchase Price, the “Purchase Price”). The Purchase Price and the OID (as defined herein) are allocated to the Tranches (as defined in the Note) of the Note as set forth in the table attached hereto as Exhibit B.

1.2.       Form of Payment. On the Closing Date, (i) Investor shall pay the Purchase Price to Company by delivering the following at the Closing: (A) the Initial Cash Purchase Price, which shall be delivered by wire transfer of immediately available funds to Company, in accordance with Company’s written wiring instructions; (B) the Investor Note in the principal amount of $1,627,200 duly executed and substantially in the form attached hereto as Exhibit C (the “Investor Note”) and (ii) Company shall deliver the duly executed Note on behalf of Company, to Investor, against delivery of such Purchase Price.

1.3.       Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 5 and Section 6 below, the date and time of the issuance and sale of the Securities pursuant to this Agreement (the “Closing Date”) shall be 5:00 p.m., Eastern Time on or about February 10, 2015, or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at the offices of Investor unless otherwise agreed upon by the parties.

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1.4.       Original Issue Discount; Transaction Expenses. The Note carries an original issue discount of $182,000.00 (the “OID”). In addition, Company agrees to pay $10,000.00 to Investor to cover Investor’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of the Securities (the “Transaction Expense Amount”), all of which amount is included in the initial principal balance of the Note. The Purchase Price, therefore, shall be $1,808,000.00, computed as follows: $2,000,000.00 original principal balance, less the OID, less the Transaction Expense Amount. The Initial Cash Purchase Price shall be the Purchase Price less the sum of the principal amount of the Investor Note. The portions of the OID and the Transaction Expense Amount allocated to the Initial Cash Purchase Price are set forth on Exhibit B.

2.       Investor’s Representations and Warranties. Investor represents and warrants to Company that: (i) this Agreement has been duly and validly authorized; (ii) this Agreement constitutes a valid and binding agreement of Investor enforceable in accordance with its terms; (iii) Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act, and (iv) this Agreement and the Investor Note have been duly executed and delivered on behalf of Investor.

3.       Representations and Warranties of Company. Company represents and warrants to Investor that: (i) Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; (ii) Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary; (iii) Company has registered its Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act; (iv) each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Company; (v) this Agreement, the Note, and the other Transaction Documents have been duly executed and delivered by Company and constitute the valid and binding obligations of Company enforceable in accordance with their terms, subject as to enforceability only to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally; (vi) the execution and delivery of the Transaction Documents by Company, the issuance of Securities in accordance with the terms hereof, and the consummation by Company of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Company of any of the terms or provisions of, or constitute a default under (a) Company’s formation documents or bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock, or (c) to Company’s knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over Company or any of Company’s properties or assets; (vii) no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of Company is required to be obtained by Company for the issuance of the Securities to Investor; (viii) none of Company’s filings with the SEC contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; (ix) Company has filed all reports, schedules, forms, statements and other documents required to be filed by Company with the SEC under the 1934 Act on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension; (x) Company is not, nor has it ever been, a “Shell Company,” as such type of “issuer” is described in Rule 144(i)(1) under the 1933 Act; (xi) Company has taken no action which would give rise to any claim by any person or entity for a brokerage commission, placement agent or finder’s fees or similar payments by Investor relating to the Note or the transactions contemplated hereby; (xii) except for such fees arising as a result of any agreement or arrangement entered into by Investor without the knowledge of Company (an “Investor’s Fee”), Investor shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and Company shall indemnify and hold harmless each of Investor, Investor’s employees, officers, directors, stockholders, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed or existing fees (other than an Investor’s Fee, if any), and (xiii) when issued, the Conversion Shares will be validly issued, fully paid for and non-assessable, free and clear of all liens, claims, charges and encumbrances.

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4.       Company Covenants. Until all of Company’s obligations hereunder are paid and performed in full, or within the timeframes otherwise specifically set forth below, Company shall comply with the following covenants: (i) from the date hereof until the date that is six (6) months after all the Conversion Shares either have been sold by Investor, or may permanently be sold by Investor without any restrictions pursuant to Rule 144, Company shall timely make all filings required to be made by it under the 1933 Act, the 1934 Act, Rule 144 or any United States securities laws and regulations thereof applicable to Company or by the rules and regulations of its principal trading market, and such filings shall conform to the requirements of applicable laws, regulations and government agencies, and, unless such filings are publicly available on the SEC’s EDGAR system (via the SEC’s web site at no additional charge), Company shall provide a copy thereof to Investor promptly after such filings; (ii) so long as Investor beneficially owns any of the Securities and for at least twenty (20) Trading Days thereafter, Company shall file all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and shall take all reasonable action under its control to ensure that adequate current public information with respect to Company, as required in accordance with Rule 144, is publicly available, and shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination; (iii) the Common Stock shall be listed or quoted for trading on any of (a) the NYSE MKT, (b) the New York Stock Exchange, (c) the Nasdaq Global Market, (d) the Nasdaq Capital Market, (e) the OTC Bulletin Board, (f) the OTCQX, or (g) the OTCQB; (iv) when issued, each of the Securities (including, without limitation, the Conversion Shares), will be validly issued, fully paid for and non-assessable, free and clear of all liens, claims, charges and encumbrances; and (v) Company shall use the net proceeds received hereunder for working capital and general corporate purposes only; provided, however, Company will not use such proceeds to pay fees payable (A) to any broker or finder relating to the offer and sale of the Securities unless such broker, finder, or other party is a registered investment adviser or registered broker-dealer and such fees are paid in full compliance with all applicable laws and regulations, or (B) to any other party relating to any financing transaction effected prior to the date hereof.

5.       Conditions to Company’s Obligation to Sell. The obligation of Company hereunder to issue and sell the Securities to Investor at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions:

5.1.       Investor shall have executed this Agreement and the Investor Note and delivered the same to Company.

5.2.       Investor shall have delivered the Initial Cash Purchase Price to Company in accordance with Section 1.2 above.

6.       Conditions to Investor’s Obligation to Purchase. The obligation of Investor hereunder to purchase the Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for Investor’s sole benefit and may be waived by Investor at any time in its sole discretion:

6.1.       Company shall have executed this Agreement and delivered the same to Investor.

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6.2.       Company shall have delivered to Investor the duly executed Note in accordance with Section 1.2 above.

6.3.       Company shall have delivered to Investor a fully executed Irrevocable Letter of Instructions to Transfer Agent substantially in the form attached hereto as Exhibit D and acknowledged in writing by Company’s transfer agent (the “Transfer Agent”).

6.4.       Company shall have delivered to Investor a fully executed Secretary’s Certificate substantially in the form attached hereto as Exhibit E evidencing Company’s approval of the Transaction Documents.

6.5.       Company shall have delivered to Investor a fully executed Share Issuance Resolution substantially in the form attached hereto as Exhibit F to be delivered to the Transfer Agent.

6.6.       Company shall have delivered to Investor fully executed copies of all other Transaction Documents required to be executed by Company herein or therein.

7.       Reservation of Shares. At all times during which the Note is convertible, Company will reserve from its authorized and unissued Common Stock to provide for the issuance of Common Stock upon the full conversion of the Note. Company will at all times reserve at least three (3) times the number of shares of Common Stock equal to the Outstanding Balance (as defined in and determined pursuant to the Note) divided by the Conversion Price (as defined in and determined pursuant to the Note) (the “Share Reserve”), but in any event not less than 5,000,000 shares of Common Stock shall be reserved at all times for such purpose (the “Transfer Agent Reserve”). Company further agrees that it will cause the Transfer Agent to immediately add shares of Common Stock to the Transfer Agent Reserve in increments of 500,000 shares as and when requested by Investor in writing from time to time, provided that such incremental increases do not cause the Transfer Agent Reserve to exceed the Share Reserve. In furtherance thereof, from and after the date hereof and until such time that the Note has been paid in full, Company shall require the Transfer Agent to reserve for the purpose of issuance of Conversion Shares under the Note, a number of shares of Common Stock equal to the Transfer Agent Reserve. Company shall further require the Transfer Agent to hold such shares of Common Stock exclusively for the benefit of Investor and to issue such shares to Investor promptly upon Investor’s delivery of a conversion notice under the Note. Finally, Company shall require the Transfer Agent to issue shares of Common Stock pursuant to the Note to Investor out of its authorized and unissued shares, and not the Transfer Agent Reserve, to the extent shares of Common Stock have been authorized, but not issued, and are not included in the Transfer Agent Reserve. The Transfer Agent shall only issue shares out of the Transfer Agent Reserve to the extent there are no other authorized shares available for issuance and then only with Investor’s written consent.

8.       Miscellaneous. The provisions set forth in this Section 8 shall apply to this Agreement, as well as all other Transaction Documents as if these terms were fully set forth therein.

8.1.       Cross Default. Any Event of Default (as defined in the Note) by Company under the Note shall be deemed a default under this Agreement, and any default by Company under this Agreement will be deemed an Event of Default under the Note.

8.2.       Governing Law; Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each party consents to and expressly agrees that exclusive venue for Arbitration (as defined in Exhibit G) of any dispute arising out of or relating to any Transaction Document or the relationship of the parties or their affiliates shall be in Los Angeles County, California. Without modifying the parties obligations to resolve disputes hereunder pursuant to the Arbitration Provisions (as defined below), for any litigation arising in connection with any of the Transaction Documents, each party hereto hereby (a) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in Los Angeles County, California, (b) expressly submits to the exclusive venue of any such court for the purposes hereof, and (c) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim or objection to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper.

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8.3.       Arbitration of Claims. The parties shall submit all Claims (as defined in Exhibit G) arising under this Agreement or any other Transaction Document or other agreements between the parties and their affiliates to binding arbitration pursuant to the arbitration provisions set forth in Exhibit G attached hereto (the “Arbitration Provisions”). The parties hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the parties hereto and are severable from all other provisions of this Agreement. Any capitalized term not defined in the Arbitration Provisions shall have the meaning set forth in this Agreement. By executing this Agreement, Company represents, warrants and covenants that Company has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that Company will not take a position contrary to the foregoing representations. Company acknowledges and agrees that Investor may rely upon the foregoing representations and covenants of Company regarding the Arbitration Provisions.

8.4.       Calculation Disputes. Notwithstanding the Arbitration Provisions, in the case of a dispute as to any arithmetic calculation under the Transaction Documents, including without limitation, calculating the Outstanding Balance, Market Price, Conversion Price, Conversion Shares, or the VWAP (as defined in the Note) (collectively, “Calculations”), Company or Investor (as the case may be) shall submit the disputed determinations or arithmetic calculations (as the case may be) via email or facsimile with confirmation of receipt (a) within two (2) Trading Days after receipt of the applicable notice giving rise to such dispute to Company or Investor (as the case may be) or (b) if no notice gave rise to such dispute, at any time after Investor learned of the circumstances giving rise to such dispute. If Investor and Company are unable to agree upon such determination or calculation within two (2) Trading Days of such disputed determination or arithmetic calculation (as the case may be) being submitted to Company or Investor (as the case may be), then Investor shall, within two (2) Trading Days, submit via email or facsimile the disputed Calculation to Unkar Systems Inc. (“Unkar Systems”). Company shall cause Unkar Systems to perform the determinations or calculations (as the case may be) and notify Company and Investor of the results no later than ten (10) Trading Days from the time it receives such disputed determinations or calculations (as the case may be). Unkar Systems’ determination of the disputed Calculation shall be binding upon all parties absent demonstrable error. Unkar Systems’ fee for performing such Calculation shall be paid by the incorrect party, or if both parties are incorrect, by the party whose Calculation is furthest from the correct Calculation as determined by Unkar Systems. In the event Company is the losing party, no extension of the Delivery Date shall be granted and Company shall incur all effects for failing to deliver the applicable shares in a timely manner as set forth in the Transaction Documents. Notwithstanding the foregoing, Investor may, in its sole discretion, designate an independent, reputable investment bank or accounting firm other than Unkar Systems to resolve any such dispute and in such event, all references to “Unkar Systems” herein will be replaced with references to such independent, reputable investment bank or accounting firm so designated by Investor.

8.5.       Counterparts. Each Transaction Document may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of a Transaction Document (or such party’s signature page thereof) will be deemed to be an executed original thereof.

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8.6.       Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

8.7.       Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

8.8.       Entire Agreement; Amendments. This Agreement and the instruments and exhibits referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the parties hereto.

8.9.       Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer, or by facsimile (with successful transmission confirmation), (b) the earlier of the date delivered or the third Trading Day after deposit, postage prepaid, in the United States Postal Service by certified mail, or (c) the earlier of the date delivered or the third Trading Day after mailing by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to Company:

Vape Holdings, Inc.

Attn: Kyle Tracey

21822 Lassen Street, Suite A

Chatsworth, California 91311

With a copy to (which copy shall not constitute notice):

Horwitz + Armstrong, LLP

Attn: Christopher L. Tinen, Esq.

26475 Rancho Pkwy. S

Lake Forest, California 92630

If to Investor:

Redwood Management, LLC

Attn: John DeNobile

16850 Collins Ave., Suite 112-341

Sunny Isles, Florida, 33160

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With a copy to (which copy shall not constitute notice):

Sichenzia Ross Friedman Ference, LLP

Attn: Darrin M. Ocasio, Esq.

61 Broadway, 32nd Floor

New York, NY 10006

8.10.     Successors and Assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Investor hereunder may be assigned by Investor to a third party, including its financing sources, in whole or in part, without the need to obtain Company’s consent thereto. Company may not assign its rights or obligations under this Agreement or delegate its duties hereunder without the prior written consent of Investor.

8.11.     Survival. The representations and warranties of Company and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Investor. Company agrees to indemnify and hold harmless Investor and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

8.12.     Publicity. Company and Investor shall have the right to review a reasonable period of time before issuance of any press releases by the other party with respect to the transactions contemplated hereby.

8.13.     Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.14.     Certain Transactions. During the period beginning on the Closing Date and ending on the date that Investor no longer owns any of the Securities, Investor will not directly or through an affiliate engage in any open market Short Sales (as defined below) of the Common Stock; provided; however, that unless and until Company has affirmatively demonstrated by the use of specific evidence that Investor is engaging in open market Short Sales, Investor shall be assumed to be in compliance with the provisions of this Section and Company shall remain fully obligated to fulfill all of its obligations under the Transaction Documents; and provided, further, that (i) Company shall under no circumstances be entitled to request or demand that Investor either (A) provide trading or other records of Investor or of any party or (B) affirmatively demonstrate that Investor or any other party has not engaged in any such Short Sales in breach of these provisions as a condition to Company’s fulfillment of its obligations under any of the Transaction Documents, (ii) Company shall not assert Investor’s or any other party’s failure to demonstrate such absence of such Short Sales or provide any trading or other records of Investor or any other party as all or part of a defense to any breach of Company’s obligations under any of the Transaction Documents, and (iii) Company shall have no setoff right with respect to any such Short Sales. As used herein, “Short Sale” has the meaning provided in Rule 3b-3 under the 1934 Act.

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8.15.     Investor’s Rights and Remedies Cumulative; Liquidated Damages. All rights, remedies, and powers conferred in this Agreement and the Transaction Documents are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Investor may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Investor may deem expedient. The parties acknowledge and agree that upon Company’s failure to comply with the provisions of the Transaction Documents, Investor’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates and future share prices, Investor’s increased risk, and the uncertainty of the availability of a suitable substitute investment opportunity for Investor, among other reasons. Accordingly, any fees, charges, and default interest due under the Note and the other Transaction Documents are intended by the parties to be, and shall be deemed, liquidated damages (under Company’s and Investor’s expectations that any such liquidated damages will tack back to the Closing Date for purposes of determining the holding period under Rule 144). The parties agree that such liquidated damages are a reasonable estimate of Investor’s actual damages and not a penalty, and shall not be deemed in any way to limit any other right or remedy Investor may have hereunder, at law or in equity. The parties acknowledge and agree that under the circumstances existing at the time this Agreement is entered into, such liquidated damages are fair and reasonable and are not penalties. All fees, charges, and default interest provided for in the Transaction Documents are agreed to by the parties to be based upon the obligations and the risks assumed by the parties as of the Closing Date and are consistent with investments of this type. The liquidated damages provisions of the Transaction Documents shall not limit or preclude a party from pursuing any other remedy available at law or in equity; provided, however, that the liquidated damages provided for in the Transaction Documents are intended to be in lieu of actual damages.

8.16.     Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement or the other Transaction Documents, if at any time Investor shall or would be issued shares of Common Stock under any of the Transaction Documents, but such issuance would cause Investor (together with its affiliates) to beneficially own a number of shares exceeding the Maximum Percentage (as defined in the Note), then Company must not issue to Investor the shares that would cause Investor to exceed the Maximum Percentage. The shares of Common Stock issuable to Investor that would cause the Maximum Percentage to be exceeded are referred to herein as the “Ownership Limitation Shares”. Company will reserve the Ownership Limitation Shares for the exclusive benefit of Investor. From time to time, Investor may notify Company in writing of the number of the Ownership Limitation Shares that may be issued to Investor without causing Investor to exceed the Maximum Percentage. Upon receipt of such notice, Company shall be unconditionally obligated to immediately issue such designated shares to Investor, with a corresponding reduction in the number of the Ownership Limitation Shares. For purposes of this Section, beneficial ownership of Common Stock will be determined under Section 13(d) of the 1934 Act.

8.17.     Attorneys’ Fees and Cost of Collection. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement or any of the other Transaction Documents, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees, deposition costs, and expenses paid by such prevailing party in connection with arbitration or litigation without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading. If (a) the Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Investor otherwise takes action to collect amounts due under the Note or to enforce the provisions of the Note; or (b) there occurs any bankruptcy, reorganization, receivership of Company or other proceedings affecting Company’s creditors’ rights and involving a claim under the Note; then Company shall pay the costs incurred by Investor for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees, expenses, deposition costs, and disbursements.

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8.18.     Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

8.19.     Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

8.20.     Time of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement and the other Transaction Documents.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the undersigned Investor and Company have caused this Agreement to be duly executed as of the date first above written.

SUBSCRIPTION AMOUNT:

Principal Amount of Note:	$2,000,000.00
Initial Cash Purchase Price:	$180,800.00

INVESTOR:

Redwood Management, LLC

By:
John DeNobile, Manager

COMPANY:

Vape holdings, inc.

By:
Kyle Tracey, Chief Executive Officer

ATTACHED EXHIBITS:

Exhibit A	Note
Exhibit B	Allocation of Purchase Price
Exhibit C	Investor Note
Exhibit D	Irrevocable Transfer Agent Instructions
Exhibit E	Secretary’s Certificate
Exhibit F	Share Issuance Resolution
Exhibit G	Arbitration Provisions

EXHIBIT A

[See Exhibit 10.2]

EXHIBIT B

ALLOCATION OF PURCHASE PRICE

Purchase Price	Tranche	OID/Transaction Expense
Initial Cash Purchase Price	Initial Tranche	$19,200
Investor Note	Subsequent Tranche #1	$19,200
Investor Note	Subsequent Tranche #2	$19,200
Investor Note	Subsequent Tranche #3	$19,200
Investor Note	Subsequent Tranche #4	$19,200
Investor Note	Subsequent Tranche #5	$19,200
Investor Note	Subsequent Tranche #6	$19,200
Investor Note	Subsequent Tranche #7	$19,200
Investor Note	Subsequent Tranche #8	$19,200
Investor Note	Subsequent Tranche #9	$19,200

EXHIBIT C

THIS NOTE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE ALIENATED OR ENCUMBERED WITHOUT THE PRIOR WRITTEN CONSENT OF INVESTOR.

State of California
$1,627,200.00	February 10, 2015

INVESTOR NOTE

FOR VALUE RECEIVED, REDWOOD MANAGEMENT, LLC, a Florida limited liability company (“Investor”), hereby promises to pay to VAPE HOLDINGS, INC., a Delaware corporation (“Company”, and together with Investor, the “Parties”), the principal sum of $1,627,000.00 together with all accrued and unpaid interest thereon, fees incurred or other amounts owing hereunder, all as set forth below in this Investor Note (this “Note”). This Note is issued pursuant to that certain Securities Purchase Agreement of even date herewith, entered into by and between Investor and Company (as the same may be amended from time to time, the “Purchase Agreement”), pursuant to which Company issued to Investor that certain Unsecured Convertible Promissory Note in the principal amount of $2,000,000.00 (as the same may be amended from time to time, the “Company Note”) convertible into shares of Company’s Common Stock. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

1.       Principal and Interest. Interest shall accrue on the unpaid principal balance and any unpaid late fees or other fees under this Note at a rate of ten percent (10.0%) per annum until the full amount of the principal and fees has been paid. Interest shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note. Notwithstanding any provision to the contrary herein, in no event shall the applicable interest rate at any time exceed the maximum interest rate allowed under applicable law, as provided in Section 10 below. The entire unpaid principal balance and all accrued and unpaid interest, if any, under this Note, shall be due and payable on the date that is nine (9) months from the date hereof (the “Investor Note Maturity Date”).

2.       Payment. Unless prepaid, all principal and accrued interest under this Note is payable in one lump sum on the Investor Note Maturity Date. All payments of interest and principal shall be (i) in lawful money of the United States of America, and (ii) in the form of immediately available funds. All payments shall be applied first to costs of collection, if any, then to accrued and unpaid interest, and thereafter to principal. Payment of principal and interest hereunder shall be delivered to Company at the address furnished to Investor for that purpose.

3.       Prepayment by Investor. Starting on March 1, 2015 and continuing on the first day of each of the following eight (8) successive months thereafter (each an “Investor Note Payment Date”), Investor shall be obligated to prepay the outstanding balance of this Note to Company (each, an “Investor Note Payment”). Each Investor Note Payment will be in the amount of $180,800.00 and, coupled with the OID and Transaction Expense Amount, will be allocated to the Principal Amount of $200,000.00 of the Company Note. Notwithstanding the foregoing, Investor may, in its sole and absolute discretion, pay, without penalty, all or any portion of the outstanding balance of this Note along with any accrued but unpaid interest on this Note at any time prior to the Investor Note Maturity Date.

4.       Right of Offset. Notwithstanding anything to the contrary herein or in any of the other Transaction Documents, in the event (i) of the occurrence of any Event of Default (as defined in the Company Note) under the Company Note or any other note issued by Company in connection with the Purchase Agreement, (ii) Investor applies a Default Effect (as defined in the Company Note) under the Company Note, (iii) the Outstanding Balance is automatically increased to the Mandatory Default Amount under the Company Note, (iv) the Company Note is accelerated for any reason, or (v) of a breach of any material term, condition, representation, warranty, covenant or obligation of Company under any Transaction Document; Investor shall be entitled to deduct and offset any amount owing by Company under the Company Note from any amount owed by Investor under this Note (the “Investor Offset Right”), provided that if any of the foregoing events occur and Investor has not yet exercised the Investor Offset Right, the Investor Offset Right shall be automatically exercised on the date that is thirty (30) days prior to the Investor Note Maturity Date (an “Automatic Offset”). Other than with respect to an Automatic Offset, Investor may only elect to exercise the Investor Offset Right by delivering to Company: (a) an offset notice; and (2) payment of $250.00 to Company. In the event that Investor’s exercise of the Investor Offset Right under this Section 4 results in the full satisfaction of Investor’s obligations under this Note, then Company shall return this Note to Investor for cancellation or, in the event this Note has been lost, stolen or destroyed, Company shall provide Investor with a lost note affidavit in a form reasonably acceptable to Investor.

5.       Default. If any of the events specified below shall occur (each, an “Investor Note Default”) Company may declare the unpaid principal balance under this Note, together with all accrued and unpaid interest thereon, fees incurred or other amounts owing hereunder immediately due and payable, by notice in writing to Investor. If any default, other than a Payment Default (as defined below), is curable, then the default may be cured (and no Investor Note Default will have occurred) if Investor, after receiving written notice from Company demanding cure of such default, either (a) cures the default within fifteen (15) days of the receipt of such notice, or (b) if the cure requires more than fifteen (15) days, immediately initiates steps that Company deems in Company’s reasonable discretion to be sufficient to cure the default and thereafter diligently continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical. Each of the following events shall constitute an Investor Note Default:

5.1.       Failure to Pay. Investor’s failure to make any payment when due and payable under this Note (a “Payment Default”);

5.2.       Breaches of Covenants. Investor’s failure to observe or perform any other covenant, obligation, condition or agreement contained in this Note or any of the other Transaction Documents;

5.3.       Representations and Warranties. If any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of Investor to Company in writing in connection with this Note or any of the other Transaction Documents, or as an inducement to Company to enter into the Purchase Agreement, shall be false or misleading in any material respect when made or furnished; and

5.4.       Involuntary Bankruptcy. If any involuntary petition is filed under any bankruptcy or similar law or rule against Investor, and such petition is not dismissed within sixty (60) days, or a receiver, trustee, liquidator, assignee, custodian, sequestrator or other similar official is appointed to take possession of any of the assets or properties of Investor.

6.       Binding Effect; Assignment. This Note shall be binding on the Parties and their respective heirs, successors, and assigns; provided, however, that neither party shall assign any of its rights hereunder without the prior written consent of the other party, except that Investor may assign this Note to any of its Affiliates without the prior written consent of Company and, furthermore, Company agrees that it shall not unreasonably withhold, condition or delay its consent to any other assignment of this Note by Investor.

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7.       Governing Law. This Note shall be governed by and interpreted in accordance with the laws of the State of California for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws.

8.       Purchase Agreement; Arbitration of Disputes. By acceptance of this Note, each party agrees to be bound by the applicable terms, conditions and general provisions of the Purchase Agreement and the other Transaction Documents, including without limitation the Arbitration Provisions attached as an Exhibit to the Purchase Agreement.

9.       Customer Identification–USA Patriot Act Notice. Company hereby notifies Investor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and Company’s policies and practices, Company is required to obtain, verify and record certain information and documentation that identifies Investor, which information includes the name and address of Investor and such other information that will allow Company to identify Investor in accordance with the Act.

10.       Lawful Interest. It being the intention of Company and Investor to comply with all applicable laws with regard to the interest charged hereunder, it is agreed that, notwithstanding any provision to the contrary in this Note or any of the other Transaction Documents, no such provision, including without limitation any provision of this Note providing for the payment of interest or other charges, shall require the payment or permit the collection of any amount in excess of the maximum amount of interest permitted by law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the indebtedness evidenced by this Note or by any extension or renewal hereof (“Excess Interest”). If any Excess Interest is provided for, or is adjudicated to be provided for, in this Note, then in such event:

10.1.      the provisions of this Section 10 shall govern and control;

10.2.      Investor shall not be obligated to pay any Excess Interest;

10.3.      any Excess Interest that Company may have received hereunder shall, at the option of Company, be (i) applied as a credit against the principal balance due under this Note or the accrued and unpaid interest thereon not to exceed the maximum amount permitted by law, or both, (ii) refunded to Investor, or (iii) any combination of the foregoing;

10.4.      the applicable interest rate or rates shall be automatically subject to reduction to the maximum lawful rate allowed to be contracted for in writing under the applicable governing usury laws, and this Note and the Transaction Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in such interest rate or rates; and

10.5.      Investor shall not have any action or remedy against Company for any damages whatsoever or any defense to enforcement of this Note or arising out of the payment or collection of any Excess Interest.

11.       Pronouns. Regardless of their form, all words used in this Note shall be deemed singular or plural and shall have the gender as required by the text.

12.       Headings. The various headings used in this Note as headings for sections or otherwise are for convenience and reference only and shall not be used in interpreting the text of the section in which they appear and shall not limit or otherwise affect the meanings thereof.

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13.     Time of Essence. Time is of the essence with this Note.

14.     Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of the Parties to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

15.     Attorneys’ Fees. If any arbitration or action at law or in equity is necessary to enforce this Note or to collect payment under this Note, Company shall be entitled to recover reasonable attorneys’ fees directly related to such enforcement or collection actions.

16.     Amendments and Waivers; Remedies. No failure or delay on the part of either party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to either party hereto at law, in equity or otherwise. Any amendment, supplement or modification of or to any provision of this Note, any waiver of any provision of this Note, and any consent to any departure by either party from the terms of any provision of this Note, shall be effective (i) only if it is made or given in writing and signed by Investor and Company and (ii) only in the specific instance and for the specific purpose for which made or given.

17.     Notices. Unless otherwise provided for herein, all notices, requests, demands, claims and other communications hereunder shall be given in accordance with the subsection of the Purchase Agreement titled “Notices.” Either party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by providing notice thereof in the manner set forth in the Purchase Agreement.

18.     Final Note. This Note, together with the other Transaction Documents, contains the complete understanding and agreement of Investor and Company and supersedes all prior representations, warranties, agreements, arrangements, understandings, and negotiations of Investor and Company with respect to the subject matter of the Transaction Documents. THIS NOTE, TOGETHER WITH THE OTHER TRANSACTION DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the Parties have executed this Note as of the date set forth above.

INVESTOR:

Redwood Management, LLC

By:
John DeNobile, Manager

ACKNOWLEDGED, ACCEPTED AND AGREED:

COMPANY:

Vape holdings, inc.

By:
Name:	Kyle Tracey
Title:	Chief Executive Officer

[Signature Page to Investor Note]

EXHIBIT D

21822 Lassen St., Suite A

Chatsworth, CA 91311

(877) 827-3959

www.vapeholdings.com

IRREVOCABLE LETTER OF INSTRUCTIONS TO TRANSFER AGENT

February 10, 2015

Island Stock Transfer

15500 Roosevelt Boulevard, Suite 301 Clearwater, Florida 33760

Ladies and Gentlemen:

Vape Holdings, Inc., a Delaware corporation (the “Company”), and Redwood Management, LLC, a Florida limited liability company (the “Investor”), have entered into a Securities Purchase Agreement dated as of February 10, 2015 (the “Agreement”) providing for the issuance of an Unsecured Convertible Promissory Note in the principal amount of $2,000,000.00 to Investor (the “Note”).

A copy of the Note is attached hereto. The shares to be issued are to be registered in the names of the registered holder of the securities submitted for conversion or exercise, or its assignees as requested by the Investor.

You are hereby irrevocably authorized and instructed to reserve a sufficient number of shares of common stock (“Common Stock”) of the Company (initially, 5,000,000 shares of Common Stock which should be held in reserve for the Investor pursuant to the subject Note as of this date) for issuance upon full conversion of the Note referenced herein in accordance with the terms thereof. The amount of Common Stock so reserved may be increased, from time to time, by written instructions of the Company or the Investor.

The ability to convert the Note in a timely manner is a material obligation of the Company pursuant to the Note. Your firm is hereby irrevocably authorized and instructed to issue shares of Common Stock of the Company (without any restrictive legend) to the Investor at the request of the Investor without any further action or confirmation by the Company, in which the issuance shall be deducted against the reserve or, if there are not enough shares held in reserve, from available authorized shares of the Company, by either (i) electronically crediting the account of a Prime Broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission system, provided that the Company has been made FAST/DRS eligible by DTCC (DWAC), or (ii) in certificated form without any legend which would restrict the transfer of the shares, and you should remove all stop-transfer instructions relating to such shares: (A) upon your receipt from the Investor dated within 90 days from the date of the issuance or transfer request, of: (i) a notice of conversion (“Conversion Notice”) executed by the Investor; and (ii) an opinion of counsel of the Investor, in form, substance and scope customary for opinions of counsel in comparable transactions (and satisfactory to the transfer agent), to the effect that the shares of Common Stock of the Company issued to the Investor pursuant to the Conversion Notice are not “restricted securities” as defined in Rule 144 and should be issued to the Investor without any restrictive legend; and (B) the number of shares to be issued is less than 9.99% of the total issued common stock of the Company. If an opinion from counsel is not provided, you are instructed and authorized to issue shares to the Investor as restricted and the associated certificate(s) should include the customary 144 restrictive legend.

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The Company affirms that it has appropriately resolved to issue all required Common Stock to the Investor and hereby requests that your firm act immediately, without delay and without the need for any action or confirmation by the Company with respect to the issuance of Common Stock pursuant to any Conversion Notices received from the Investor.

The Investor and the Company understand that Island Stock Transfer shall not be required to perform any issuances or transfers of shares if (a) the Company or request violates, or be in violation of, any terms of the Transfer Agent Agreement, (b) such an issuance or transfer of shares be in violation of any state or federal securities laws or regulation or (c) the issuance or transfer of shares be prohibited or stopped as required or directed by a court order. If the Company informs you that there is a court order stopping issuances or if the Company is of the opinion that the issuance would violate any securities laws, rules or regulations then the Company agrees to provide you a legal opinion from counsel within three (3) business days addressing the matter and, once received, you will not be obligated to perform any issuances related to the Note and this agreement. If the Company has an outstanding balance of fees owed to Island Stock Transfer for any reason, the Investor understands Island Stock Transfer will not be obligated to issue Common Stock to the Investor unless the Company or Investor first pays all fees owed to Island.

The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection with the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith. You shall have no liability to the Company in respect to any action taken or any failure to act in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard on the advice of counsel.

The Board of Directors of the Company has approved the foregoing (irrevocable instructions) and does hereby extend the Company’s irrevocable agreement to indemnify your firm for all loss, liability or expense in carrying out the authority and direction herein contained on the terms herein set forth.

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The Company agrees that in the event that the Transfer Agent resigns as the Company’s transfer agent, the Company shall engage a suitable replacement transfer agent that will agree to serve as transfer agent for the Company and be bound by the terms and conditions of these Irrevocable Instructions within five (5) business days. The Investor and the Company agree that the Transfer Agent shall not be required to perform any issuances or transfers of shares as of the date of the termination of the transfer agreement.

The Investor is intended to be and is a third party beneficiary hereof, and no amendment or modification to the instructions set forth herein may be made without the consent of the Investor.

Very truly yours,

COMPANY:

Name: Kyle Tracey
Title: CEO

ACKNOWLEDGED AND AGREED:

TRANSFER AGENT:

Island Stock Transfer

By:
Name:
Title:

INVESTOR:

Redwood Management, LLC

By:
John DeNobile, Manager

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EXHIBIT E

VAPE HOLDINGS, INC.

SECRETARY’S CERTIFICATE

I, Kyle Tracey, hereby certify that I am the duly elected, qualified and acting Secretary of Vape Holdings, Inc., a Delaware corporation (“Company”), and I am authorized to execute this Secretary’s Certificate (this “Certificate”) on behalf of Company. This Certificate is delivered in connection with that certain Securities Purchase Agreement dated February 10, 2015 (the “Purchase Agreement”), by and between Company and Redwood Management, LLC, a Florida limited liability company.

Solely in my capacity as Secretary, I certify that Schedule 1 attached hereto is a true, accurate and complete copy of all of the resolutions adopted by the Board of Directors of Company (the “Resolutions”) approving and authorizing the execution, delivery and performance of the Purchase Agreement and related documents to which Company is a party on the date hereof, and the transactions contemplated thereby. Such Resolutions have not been amended, rescinded or modified since their adoption and remain in effect as of the date hereof.

IN WITNESS WHEREOF, I have made this Secretary’s Certificate effective as of February 10, 2015.

Vape Holdings, Inc.

Printed Name: Kyle Tracey
Title: Secretary

1 | P a g e	140809v1

Schedule 1

BOARD RESOLUTIONS

[attached]

2 | P a g e	140809v1

VAPE HOLDINGS, INC.

RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS

Effective February 10, 2015

APPROVAL OF FINANCING

WHEREAS, the Board of Directors (the “Board”) of Vape Holdings, Inc., a Delaware corporation (“Company”), has determined that it is in the best interests of Company to seek financing in the amount of $1,808,000.00 through the issuance and sale to Redwood Management, LLC, a Florida limited liability company (the “Investor”), of an Unsecured Convertible Promissory Note (the “Financing”);

WHEREAS, the terms of the Financing are reflected in a Securities Purchase Agreement substantially in the form attached hereto as Exhibit A (the “Purchase Agreement”), an Unsecured Convertible Promissory Note issued by Company in the original principal amount of $2,000,000.00 substantially in the form attached hereto as Exhibit B (the “Note”), an Investor Note made by Investor in favor of Company substantially in the form attached hereto as Exhibit D, an Irrevocable Letter of Instructions to Transfer Agent substantially in the form attached hereto as Exhibit E, a Share Issuance Resolution substantially in the form attached hereto as Exhibit F (“Share Issuance Resolution”), and all other agreements, certificates, instruments and documents being or to be executed and delivered under or in connection with the Financing (collectively, the “Financing Documents”); and

WHEREAS, the Board, having received and reviewed the Financing Documents, believes that it is in the best interests of Company and the stockholders to approve the Financing and the Financing Documents and authorize the officers of Company to execute such documents.

NOW, THEREFORE, BE IT:

RESOLVED, that the Financing is hereby approved and determined to be in the best interests of Company and its stockholders;

RESOLVED FURTHER, that the form, terms and provisions of the Financing Documents (including all exhibits, schedules and other attachments thereto) are hereby ratified, confirmed and approved;

RESOLVED FURTHER, that upon the issuance and delivery thereof in accordance with the Purchase Agreement, the Note shall be duly and validly issued;

RESOLVED FURTHER, that Company shall take all action necessary to at all times have authorized and reserved for the purpose of issuance under the Note such number of shares of Company’s common stock (the “Common Stock”) required under the Purchase Agreement (the “Share Reserve”);

RESOLVED FURTHER, that the fixed number of shares of Common Stock set forth in the Share Issuance Resolution to be reserved by the transfer agent (the “Transfer Agent Reserve”) is not meant to limit or restrict in any way the resolutions contained herein, including without limitation the calculation of the Share Reserve under the Purchase Agreement, as required from time to time;

Page 1 of Board Resolutions

RESOLVED FURTHER, that each of the officers of Company be, and each of them hereby is, authorized to instruct the transfer agent to increase the Transfer Agent Reserve in increments of 500,000 shares, from time to time, to correspond to the Share Reserve; provided, however, that any decrease in the Transfer Agent Reserve will require the prior written consent of Investor;

RESOLVED FURTHER, that in the event of any conflict between these resolutions and the Share Issuance Resolution, these resolutions shall control;

RESOLVED FURTHER, that upon the issuance and delivery thereof in accordance with the Purchase Agreement and the Note, the Conversion Shares (as defined in the Note) shall be duly and validly issued, fully paid for and non-assessable;

RESOLVED FURTHER, that with respect to each Conversion (as defined in the Note) under the Note, the reduction in the Outstanding Balance (as defined in the Note and as the same may increase or decrease pursuant to the terms of the Note) in an amount equal to the applicable Conversion Amount (as defined in the Note) or the applicable amount of the Amortization Conversion (as defined in the Note) shall constitute fair and adequate consideration to Company for the issuance of the applicable Conversion Shares, regardless of the Conversion Price (as defined in the Note) or Amortization Conversion Rate (as defined in the Note) used to determine the number of Conversion Shares deliverable with respect to any Conversion;

RESOLVED FURTHER, that each of the officers of Company be, and each of them hereby is, authorized to execute and deliver in the name of and on behalf of Company, each of the Financing Documents and any other related agreements (with such additions to, modifications to, or deletions from such documents as the officer approves, such approval to be conclusively evidenced by such execution and delivery), to conform Company’s minute books and other records to the matters set forth in these resolutions, and to take all other actions on behalf of Company as any of them deem necessary, required, or advisable with respect to the matters set forth in these resolutions;

RESOLVED FURTHER, that the Board hereby determines that all acts and deeds previously performed by the Board and other officers of Company relating to the foregoing matters prior to the date of these resolutions are ratified, confirmed and approved in all respects as the authorized acts and deeds of Company; and

RESOLVED FURTHER, that all prior actions or resolutions of Company’s directors that are inconsistent with the foregoing are hereby amended, corrected and restated to the extent required to be consistent herewith.

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EXHIBITS ATTACHED TO BOARD RESOLUTIONS:

Exhibit A	PURCHASE AGREEMENT
Exhibit B	NOTE
Exhibit C	ALLOCATION OF PURCHASE PRICE
Exhibit D	INVESTOR NOTE
Exhibit E	TRANSFER AGENT LETTER
Exhibit F	SHARE ISSUANCE RESOLUTION

[Remainder of page intentionally left blank]

Page 2 of Board Resolutions

EXHIBIT F

Share Issuance Resolution

Authorizing The Issuance Of New Shares Of Common Stock in

Vape Holdings, Inc.

Effective February 10, 2015

The undersigned, as a qualified officer of Vape Holdings, Inc., a Delaware corporation (“Company”), hereby certifies that this Share Issuance Resolution is authorized by and consistent with the resolutions of Company’s board of directors (“Board Resolution”) regarding that certain Unsecured Convertible Promissory Note in the face amount of $2,000,000.00 with an original issuance date of February 10, 2015 (the “Note”), made by Company in favor of Redwood Management, LLC, a Florida limited liability company, its successors and/or assigns (“Investor”), pursuant to that certain Securities Purchase Agreement dated February 10, 2015, by and between Company and Investor (the “Purchase Agreement”).

RESOLVED, that Island Stock Transfer, as transfer agent (including any successor transfer agent, the “Transfer Agent”) of shares of Company’s common stock, $0.00001 par value per share (“Common Stock”), is authorized to rely upon a Conversion Notice substantially in the form of Exhibit A attached hereto, whether an original or a copy (the “Conversion Notice”), without any further inquiry, to be delivered to the Transfer Agent from time to time either by Company or Investor.

RESOLVED FURTHER, that the Transfer Agent is authorized to issue the number of:

(i)	“Conversion Shares” (representing shares of Common Stock) set forth in each Conversion Notice or other notice of instruction delivered to the Transfer Agent, and

(ii)	all additional shares of Common Stock Company may subsequently instruct the Transfer Agent to issue in connection with any of the foregoing or otherwise under the Note,

with such shares to be issued in the name of Investor, or its successors, transferees, or designees, free of any restricted security legend, as permitted by the Note.

RESOLVED FURTHER, that consistent with the terms of the Purchase Agreement, the Transfer Agent is authorized and directed to immediately create a transfer agent share reserve equal to 5,000,000 shares of Company’s Common Stock for the benefit of Investor (the “Transfer Agent Reserve”); provided that the Transfer Agent Reserve may increase in increments of 500,000 shares from time to time by written instructions provided to the Transfer Agent by Company or Investor as required by the Purchase Agreement and as contemplated by the Board Resolution.

RESOLVED FURTHER, that Investor and the Transfer Agent may rely upon the more general approvals and authorizations set forth in the Board Resolution, and the Transfer Agent is hereby authorized and directed to take those further actions approved under the Board Resolution.

RESOLVED FURTHER, that Investor must consent in writing to any reduction of the Transfer Agent Reserve; provided, however, that upon full conversion and/or full repayment of the Note, the Transfer Agent Reserve will terminate thirty (30) days thereafter.

RESOLVED FURTHER, that Company shall indemnify the Transfer Agent and its employees against any and all loss, liability, damage, claim or expenses incurred by or asserted against the Transfer Agent arising from any action taken by the Transfer Agent in reliance upon this Share Issuance Resolution.

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Nothing in this Share Issuance Resolution shall limit or restrict those resolutions and authorizations set forth in the Board Resolution, including without limitation, the calculation from time to time of the Share Reserve (as defined in the Purchase Agreement).

The undersigned officer of Company hereby certifies that this is a true copy of Company’s Share Issuance Resolution, effective as of the date set forth below, and that said resolution has not been in any way rescinded, annulled, or revoked, but the same is still in full force and effect.

Officer’s Signature	Date

Kyle Tracey, CEO
Printed Name and Title

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EXHIBIT A

CONVERSION NOTICE

[attached]

EXHIBIT G

ARBITRATION PROVISIONS

1.       Dispute Resolution. For purposes of this Exhibit G, the term “Claims” means any disputes, claims, demands, causes of action, liabilities, damages, losses, or controversies whatsoever arising from related to or connected with the transactions contemplated in the Transaction Documents and any communications between the parties related thereto, including without limitation any claims of mutual mistake, mistake, fraud, misrepresentation, failure of formation, failure of consideration, promissory estoppel, unconscionability, failure of condition precedent, rescission, and any statutory claims, tort claims, contract claims, or claims to void, invalidate or terminate the Agreement or any of the other Transaction Documents. The term “Claims” specifically excludes a dispute over Calculations (as defined in the Agreement) enforcement of Investor’s rights. The parties hereby agree that the arbitration provisions set forth in this Exhibit G (“Arbitration Provisions”) are binding on the parties hereto and are severable from all other provisions in the Transaction Documents. As a result, any attempt to rescind the Agreement or declare the Agreement or any other Transaction Document invalid or unenforceable for any reason is subject to these Arbitration Provisions. These Arbitration Provisions shall also survive any termination or expiration of the Agreement.

2.       Arbitration. Except as otherwise provided herein, all Claims must be submitted to arbitration (“Arbitration”) to be conducted in Los Angeles County, California and pursuant to the terms set forth in these Arbitration Provisions. The parties agree that the award of the arbitrator shall be final and binding upon the parties; shall be the sole and exclusive remedy between them regarding any Claims, counterclaims, issues, or accountings presented or pleaded to the arbitrator; and shall promptly be payable in United States dollars free of any tax, deduction or offset (with respect to monetary awards). Any costs or fees, including without limitation attorneys’ fees, incident to enforcing the arbitrator’s award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The award shall include Default Interest (as defined in the Note) both before and after the award. Judgment upon the award of the arbitrator will be entered and enforced by a state court sitting in Los Angeles County, California.

3.       Arbitration Proceedings. Arbitration between the parties will be subject to the following procedures:

3.1 The parties agree that a party may initiate Arbitration by giving written notice to the other party (“Arbitration Notice”) in the same manner that notice is permitted under Section 8.9 of the Agreement; provided, however, that the Arbitration Notice may not be given by email or fax. Arbitration will be deemed initiated as of the date that the Arbitration Notice is deemed delivered under Section 8.9 of the Agreement (the “Service Date”). After the Service Date, information may be delivered, and notices may be given, by email or fax pursuant to Section 8.9 of the Agreement or any other method permitted thereunder. The Arbitration Notice must describe the nature of the controversy, the remedies sought, and the election to commence Arbitration proceedings. All Claims in the Arbitration Notice must be pleaded consistent with the California Code of Civil Procedure.

3.2       Within ten (10) calendar days after the Service Date, Investor shall select and submit to Company the names of three arbitrators that are designated as “neutrals” or qualified arbitrators by the American Arbitration Association (“AAA”) based in Los Angeles County, California (such three designated persons hereunder are referred to herein as the “Proposed Arbitrators”). For the avoidance of doubt, each Proposed Arbitrator must be qualified as a “neutral” with AAA. Within ten (10) calendar days after Investor has submitted to Company the names of the Proposed Arbitrators, Company must select, by written notice to Investor, one (1) of the Proposed Arbitrators to act as the arbitrator for the parties under these Arbitration Provisions. If Company fails to select one of the Proposed Arbitrators in writing within such 10-day period, then Investor may select the arbitrator from the Proposed Arbitrators by providing written notice of such selection to Company. If Investor fails to identify the Proposed Arbitrators within the time period required above, then Company may at any time prior to Investor designating the Proposed Arbitrators, select the names of three arbitrators that are designated as “neutrals” or qualified arbitrators by AAA by written notice to Investor. Investor may then, within ten (10) calendar days after Company has submitted notice of its selected arbitrators to Investor, select, by written notice to Company, one (1) of the selected arbitrators to act as the arbitrator for the parties under these Arbitration Provisions. If Investor fails to select in writing and within such 10-day period one of the three arbitrators selected by Company, then Company may select the arbitrator from its three previously selected arbitrators by providing written notice of such selection to Investor. Subject to Paragraph 3.12 below, the cost of the arbitrator must be paid equally by both parties; provided, however, that if one party refuses or fails to pay its portion of the arbitrator fee, then the other party can advance such unpaid amount (subject to the accrual of Default Interest thereupon), with such amount added to or subtracted from, as applicable, the award granted by the arbitrator. The date that the selected arbitrator agrees in writing to serve as the arbitrator hereunder is referred to herein as the “Arbitration Commencement Date”.

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3.3       An answer and any counterclaims to the Arbitration Notice, which must be pleaded consistent with the California Code of Civil Procedure, shall be required to be delivered to the other party within twenty (20) calendar days after the Service Date. Upon request, the arbitrator is hereby instructed to render a default award, consistent with the relief requested in the Arbitration Notice, against a party that fails to submit an answer within such time period.

3.4       The party that delivers the Arbitration Notice to the other party shall have the option to also commence legal proceedings with any state court sitting in Los Angeles County, California (“Litigation Proceedings”), subject to the following: (i) the complaint in the Litigation Proceedings is to be substantially similar to the claims set forth in the Arbitration Notice, provided that an additional cause of action to compel arbitration will also be included therein, (ii) so long as the other party files an answer to the complaint in the Litigation Proceedings and an answer to the Arbitration Notice, the Litigation Proceedings will be stayed pending an award of the arbitrator hereunder, (iii) if the other party fails to file an answer in the Litigation Proceedings or an answer in the Arbitration Proceedings, then the party initiating Arbitration shall be entitled to a default judgment consistent with the relief requested, to be entered in the Litigation Proceedings, and (iv) any legal or procedural issue that requires a decision of a court of competent jurisdiction may be determined in the Litigation Proceedings. Any award of the arbitrator may be entered in such Litigation Proceedings.

3.5       The parties agree that discovery shall be conducted in accordance with the California Code of Civil Procedure; provided, however, that incorporation of such rules will in no event supersede the Arbitration Provisions set forth herein, including without limitation the time limitation set forth in Paragraph 3.9 below, and the following:

(a)       Discovery will only be allowed if the likely benefits of the proposed discovery outweigh the burden or expense, and the discovery sought is likely to reveal information that will satisfy a specific element of a claim or defense already pleaded in the Arbitration. The party seeking discovery shall always have the burden of showing that all of the standards and limitations set forth in these Arbitration Provisions are satisfied. The scope of discovery in the Arbitration proceedings shall also be limited as follows:

(i)       To facts directly connected with the transactions contemplated by the Agreement.

(ii)       To facts and information that cannot be obtained from another source that is more convenient, less burdensome or less expensive.

(c)       No party shall be allowed (a) more than fifteen (15) interrogatories (including discrete subparts), (b) more than fifteen (15) requests for admission (including discrete subparts), (c) more than ten (10) document requests (including discrete subparts), or (d) more than three depositions (excluding expert depositions) for a maximum of seven (7) hours per deposition.

3.6       Any party submitting any written discovery requests, including interrogatories, requests for production, subpoenas to a party or a third party, or requests for admissions, must prepay the estimated attorneys’ fees and costs, as determined by the arbitrator, before the responding party has any obligation to produce or respond.

(a)       All discovery requests must be submitted in writing to the arbitrator and the other party before issuing or serving such discovery requests. The party issuing the written discovery requests must include with such discovery requests a detailed explanation of how the proposed discovery requests satisfy the requirements of these Arbitration Provisions and the California Code of Civil Procedure. Any party will then be allowed, within ten (10) calendar days of receiving the proposed discovery requests, to submit to the arbitrator an estimate of the attorneys’ fees and costs associated with responding to such written discovery requests and a written challenge to each applicable discovery request. After receipt of an estimate of attorneys’ fees and costs and/or challenge(s) to one or more discovery requests, the arbitrator will make a finding as to the likely attorneys’ fees and costs associated with responding to the discovery requests and issue an order that (A) requires the requesting party to prepay the attorneys’ fees and costs associated with responding to the discovery requests, and (B) requires the responding party to respond to the discovery requests as limited by the arbitrator within a certain period of time after receiving payment from the requesting party. If a party entitled to submit an estimate of attorneys’ fees and costs and/or a challenge to discovery requests fails to do so within such 10-day period, the arbitrator will make a finding that (A) there are no attorneys’ fees or costs associated with responding to such discovery requests, and (B) the responding party must respond to such discovery requests (as may be limited by the arbitrator) within a certain period of time as determined by the arbitrator.

(b)       In order to allow a written discovery request, the arbitrator must find that the discovery request satisfies the standards set forth in these Arbitration Provisions and the California Code of Civil Procedure. The arbitrator must strictly enforce these standards. If a discovery request does not satisfy any of the standards set forth in these Arbitration Provisions or the California Code of Civil Procedure, the arbitrator may modify such discovery request to satisfy the applicable standards, or strike such discovery request in whole or in part.

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(c)       Discovery deadlines will be set forth in a scheduling order issued by the arbitrator. The parties hereby authorize and direct the arbitrator to take such actions and make such rulings as may be necessary to carry out the parties’ intent for the arbitration proceedings to be efficient and expeditious.

3.7 Each party may submit expert reports (and rebuttals thereto), provided that such reports must be submitted by the deadlines established by the arbitrator. Expert reports must contain the following: (a) a complete statement of all opinions the expert will offer at trial and the basis and reasons for them; (b) the expert’s name and qualifications, including a list of all publications within the preceding 10 years, and a list of any other cases in which the expert has testified at trial or in a deposition or prepared a report within the preceding 10 years; and (c) the compensation to be paid for the expert’s study and testimony. The parties are entitled to depose any other party’s expert witness one time for no more than 4 hours. An expert may not testify in a party’s case-in-chief concerning any matter not fairly disclosed in the expert report.

3.8       All information disclosed by either party during the Arbitration process (including without limitation information disclosed during the discovery process) shall be considered confidential in nature. Each party agrees not to disclose any confidential information received from the other party during the discovery process unless (i) prior to or after the time of disclosure such information becomes public knowledge or part of the public domain, not as a result of any inaction or action of the receiving party, (ii) such information is required by a court order, subpoena or similar legal duress to be disclosed if such receiving party has notified the other party thereof in writing and given it a reasonable opportunity to obtain a protective order from a court of competent jurisdiction prior to disclosure; or (iii) disclosed to the receiving party’s agents, representatives and legal counsel on a need to know basis who each agree in writing not to disclose such information to any third party. The arbitrator is hereby authorized and directed to issue a protective order to prevent the disclosure of privileged information and confidential information upon the written request of either party.

3.9       The parties hereby authorize and direct the arbitrator to take such actions and make such rulings as may be necessary to carry out the parties’ intent for the arbitration proceedings to be efficient and expeditious. The parties hereby agree that an award of the arbitrator must be made within 150 days after the Arbitration Commencement Date. The arbitrator is hereby authorized and directed to hold a scheduling conference within ten (10) calendar days after the Arbitration Commencement Date in order to establish a scheduling order with various binding deadlines for discovery, expert testimony, and the submission of documents by the parties to enable the arbitrator to render a decision prior to the end of such 150-day period. The California Evidence Code will apply to any final hearing before the arbitrator.

3.10      The arbitrator shall have the right to award or include in the arbitrator’s award any relief which the arbitrator deems proper under the circumstances, including, without limitation, specific performance and injunctive relief, provided that the arbitrator may not award exemplary or punitive damages.

3.11       If any part of these Arbitration Provisions is found to violate applicable law or to be illegal, then such provision shall be modified to the minimum extent necessary to make such provision enforceable under applicable law.

3.12       The arbitrator is hereby directed to require the losing party to (i) pay the full amount of the costs and fees of the arbitrator, and (ii) reimburse the prevailing party the reasonable attorneys’ fees, arbitrator costs, deposition costs, and other discovery costs incurred by the prevailing party.

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